Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of May 1997
Distribution Date of June 20, 1997

Original Pool Amount                      $486,507,362.75
Beginning Pool Balance                    $390,783,947.09
Beginning Pool Factor                           0.8032436

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $10,464,956.65
  Interest Collected                        $3,260,390.44

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries             $545,528.41
Total Additional Deposits                     $545,528.41

Repos/Chargeoffs                              $872,581.99
Aggregate Number of Notes Charged Off                  88

Total Available Funds                      $14,270,875.50

Ending Pool Balance                       $379,446,408.45
Ending Pool Factor                              0.7799397

Servicing Fee                                 $325,653.29

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance (See Memo Item)        $10,388,149.83
  Target Percentage                                  2.50%
  Target Balance                                      N/A
  Minimum Balance                           $9,730,147.26
  (Release)/Deposit                          $(658,002.58)
  Ending Balance                            $9,730,147.26

Current Weighted Average APR:                      10.103%
Current Weighted Average Remaining Term (months):   42.24

Delinquencies:                             Dollars       Notes
Installments:
     1-30 days                           2,515,065.53    2,002
    31-60 days                             592,388.74      468
    60+ days                               218,312.38      124

    Total                                3,325,766.65    2,004

  Balances: 60+ days                     7,449,147.86      124

Memo Item - Reserve Account
  Prior month                           $9,769,598.68
  + Invest. Income                          43,428.99
  + Excess Servicing                       575,122.16
  - Transfer to Collections Account              0.00
Beginning Balance                      $10,388,149.83

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of May 1997

                                                               NOTES                            CLASS B         CLASS C
                                   TOTAL         CLASS A-1        CLASS A-2        CLASS A-3       CERTIFICATES    CERTIFICATES
Original Pool Amount
 Distributions:               $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages (1)                           95.05%            4.63%            0.00%           0.17%           0.15%
 Coupon                                                 5.490%           5.930%           6.330%          6.500%          7.450%
Beginning Pool Balance        $390,783,947.09
Ending Pool Balance           $379,446,408.45
Collected Principal            $10,464,956.65
Collected Interest              $3,260,390.44
Charge-Offs                       $872,581.99
Liquidation Proceeds/Recoveries   $545,528.41
Servicing                         $325,653.29
Cash Transfer from Reserve Acct.        $0.00
  Total Collections Available
    for Debt Service           $13,945,222.21

Beginning Balance             $390,783,947.09   $10,776,584.34  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                    $2,032,561.41       $49,302.87      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Interest Paid                   $2,032,561.41       $49,302.87      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Principal Due                  $11,337,538.64   $10,776,584.34      $524,492.27            $0.00      $19,643.55      $16,818.48
Principal Paid                 $11,337,538.64   $10,776,584.34      $524,492.27            $0.00      $19,643.55      $16,818.48

Ending Balance                $379,446,408.45            $0.00  $111,375,507.73  $236,500,000.00  $17,008,356.45  $14,562,544.27
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                  0.0000           0.9953           1.0000          0.9988          0.9988

Total Distributions            $13,370,100.05    $10,825,887.21   $1,077,464.77    $1,247,537.50     $111,878.55     $107,332.02

Interest Shortfall                      $0.00             $0.00           $0.00            $0.00           $0.00           $0.00
Principal Shortfall                     $0.00             $0.00           $0.00            $0.00           $0.00           $0.00
 Total Shortfall
   (required from Reserve)              $0.00             $0.00           $0.00            $0.00           $0.00           $0.00

Excess Servicing                  $575,122.16
  (see Memo Item - Reserve Account)

Beginning Reserve Acct Bal     $10,388,149.83
(Release)/Draw                   ($658,002.58)
Ending Reserve Acct Balance     $9,730,147.26


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 93.5% thereafter until all the Notes have been paid in full. No principal distributions to Class
     A-2 until Class A-1 has been paid in full. No principal distributions to Class A-3 until Class A-2 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of May 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                          6                5                4                3               2                1
                       Dec 1996         Jan 1997         Feb 1997         Mar 1997        Apr 1997         May 1997

Beg. Pool Balance  $462,375,764.00  $449,329,330.86  $436,095,079.95  $420,468,686.42  $403,347,664.99  $390,783,947.09

A) Loss Trigger:
Principal of Contracts
  Charged off          $969,247.14      $809,912.35      $878,067.63      $827,898.12    $1,257,545.15      $872,581.99
Recoveries              $88,657.60      $301,836.56      $440,053.06      $601,423.50      $750,115.55      $545,528.41

Loss Trigger - Reserve Account Balance                   Loss Trigger - Certificate Lockout Event
Total Charged off (Months 5,4,3)      $2,515,878.10        Total Charged off (Months 1-6)                 $5,615,252.38
Total Recoveries (Months 3,2,1)       $1,897,067.46        Total Recoveries (Months 1-6)                   2,727,614.68
Net Loss/(Recoveries) for 3 Mos.        $618,810.64(a)     Net Loss/(Recoveries) for 6 Mos.               $2,887,637.70(c)

Total Balance (Months 5,4,3)      $1,305,893,097.23(b)     Total Balance (Months 1-6)                 $2,562,400,473.31(d)

Loss Ratio Annualized [(a/b)(12)]            0.5686%       Loss Ratio Annualized [(c/d)(12)]                     1.3523%

Trigger: Is Ratio> 1.5%                          No        Trigger: Is Ratio> 6.0%                                   No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                         $4,214,874.91    $3,925,656.43    $7,449,147.86
   As % of Beginning
     Pool Balance                                                            1.00242%         0.97327%         1.90621%
   Three Month Average                                                       0.86400%         0.97180%         1.29397%

Trigger:  Is Average> 2.0%              No

C) Noteholders Percent Trigger:      2.0000%
   Ending Reserve Acct. Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%             No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer